UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2009

Sterling Banks, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	333-133649	20-4647587

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

3100 Route 38
Mount Laurel, New Jersey 08054
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (856) 273-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17  CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors;
     Appointment of Certain Officers; Compensatory Arrangements of Certain
     Officers.

(a)   On March 16, 2009, Benjamin D. Goldman resigned, effective immediately, as a member of the Board of Directors of Sterling Bank (the “Bank”) and Sterling Banks, Inc. (the “Company”), the bank holding company for the Bank.  At the time of resignation, Mr. Goldman served as a member of the Company’s Compensation Committee.  From time to time, Mr. Goldman has voiced openly to the Board of Directors that it consider a sale of the Company.  Mr. Goldman informed the Company that his resignation was due to the attitude towards the Company’s strategic direction, specifically with respect to a sale of the Company.

The Board of Directors annually reviews the strategic plan of the Company, including the potential sale of the Company.  The Company’s current position is that a sale of the Company is not in the best interests of the Company or its shareholders in light of current conditions.

A copy of Mr. Goldman’s resignation letter is filed as Exhibit 99.1 hereto.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1	Letter from Benjamin D. Goldman dated March 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STERLING BANKS, INC.

Date: March 20, 2009	By:	/s/ Robert H. King
	Name:	Robert H. King
	Title:	President and Chief Executive
Officer